Exhibit 1.1

[ ● ] Shares

REFORMATION INC.

COMMON STOCK, PAR VALUE $0.0001 per share

UNDERWRITING AGREEMENT

[ ● ], 2026

[ ● ], 2026

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several

Underwriters named in Schedule II hereto

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Ladies and Gentlemen:

Reformation Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain stockholders of the Company named in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters, an aggregate of [ ● ] shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Firm Shares”), of which [ ● ] shares are to be issued and sold by the Company and [ ● ] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.

The Selling Stockholders, severally and not jointly, also propose to sell to the several Underwriters not more than an additional [ ● ] shares of Common Stock (the “Additional Shares”), if and to the extent that J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-297039), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents, pricing information and the free writing prospectuses, if any, set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The term “Time of Sale” means [ ● ] [a.m. / p.m.], New York City time, on [ ● ], 2026.

Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to certain of the Company’s directors, employees, and friends and family members of certain of the Company’s employees, each as identified by the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to herein as the “Directed Shares.” Any Directed Shares not confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms the engagement of Guggenheim Securities, LLC (“Guggenheim Securities”) as a “qualified independent underwriter” within the meaning of Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (Guggenheim Securities, acting in such capacity, the “QIU”). The QIU agrees with the Company to (i) undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 of the Securities Act, and (ii) participate in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and exercise the usual standards of “due diligence” in respect thereto. No compensation will be paid to the QIU for its services as a qualified independent underwriter.

1.          Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that as of the date hereof, the Time of Sale and the Closing Date (as defined in Section 5 herein):

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)          (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 herein), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, does not conflict with the Time of Sale Prospectus and, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriter Information (as defined in Section 11(c) herein).

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or, if used after the effective date of this Agreement, will comply when used, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

(e)          Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing or the equivalent concept is applicable in such jurisdiction) would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company and free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(f)          This Agreement has been duly authorized, executed and delivered by the Company.

(g)          The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)          The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i)          The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j)          Neither the Company nor any of its subsidiaries is currently in violation of its certificate of incorporation or bylaws (or similar organizational documents), and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any such subsidiary, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as has previously been obtained and such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(k)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)          There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m)          Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects, with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)          The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)          Except as permitted under Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”), neither the Company nor any of its subsidiaries or controlled affiliates has taken, directly or indirectly, any action designed to cause or result in, or that would reasonably be expected to constitute, the stabilization or manipulation of the price of any Shares of the Company, to facilitate the sale or resale of the Shares.

(p)          The Company and each of its subsidiaries (i) are in compliance with any and all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted (iii) are and have been in compliance with all terms and conditions of any such permit, license or approval, and (iv) have not received, are not a party to, and are not aware of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability, investigations or proceedings relating to any Environmental Law or any permit, license, registration or other approval required thereunder; except in the case of any and all of the foregoing as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)          There are no costs or liabilities associated with or currently expected to be associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up; closure of facilities or properties; compliance with Environmental Laws or any permit, license, registration or other approval required thereunder; or any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)          The operations of neither the Company nor any of its subsidiaries involve the sale or import of any goods, wares, articles, or merchandise mined, produced, or manufactured wholly or in part in a manner contrary to Section 307 of the Tariff Act of 1930 or Public Law 117-78 of the United States, or by an entity on the Department of Homeland Security’s Entity List developed under Public Law 117-78 of the United States or in violation of the Uyghur Forced Labor Prevention Act, the California Transparency in Supply Chains Act of 2010 or other similar foreign laws. In the past five (5) years, none of the goods the Company or any of its subsidiaries have sold or imported into the United States have been seized by Customs and Border Protection as being contrary to Section 307 of the Tariff Act of 1930 in the production of such goods, and neither the Company nor its subsidiaries have been the subject of any fines, penalties, enforcement actions, litigation, or other liability in relation to the use of forced labor or alleged forced labor in the supply chain of the products it sells or imports into the United States. The Company and its subsidiaries have implemented policies and controls reasonably designed to mitigate the risks of forced labor in their supply chains and to ensure compliance with Section 307 of the Tariff Act of 1930, the Uyghur Forced Labor Prevention Act, the California Transparency in Supply Chains Act of 2010, or any similar applicable law.

(s)          Except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)          For the past five (5) years, neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(u)          The operations of the Company and each of its subsidiaries are and have been conducted in the past five (5) years in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

(v)          (i) Neither the Company nor any of its subsidiaries, directors, officers, nor to the Company’s knowledge, any employee agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Sanctioned Person”) that is, or is 50% or more owned or (where relevant under Sanctions) controlled by one or more Sanctioned Persons that are:

(A)          the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the Crimea regions of Ukraine or Cuba, Iran, and North Korea, each a “Sanctioned Jurisdiction”).

(ii)          The Company and each of its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Sanctioned Person, or in any Sanctioned Jurisdiction, directly or knowingly indirectly, that at the time of the dealing or transaction is or was, the subject of applicable Sanctions and have since April 24, 2019 been in compliance with applicable Sanctions.

(iii)          The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Sanctioned Person:

(A)          to fund or facilitate any activities or business of or with any Sanctioned Person that, at the time of such funding or facilitation, is the subject of Sanctions or in or with any Sanctioned Jurisdiction;

(B)          to fund or facilitate any money laundering or terrorist financing activities; or

(C)          in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Sanctioned Person participating in the offering, whether as underwriter, advisor, investor or otherwise.

(w)          The Company and its subsidiaries have conducted (for the past five years, except with respect to Sanctions only, since April 24, 2019) and will conduct their businesses in compliance in all material respects with applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or controlled affiliates with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries have instituted policies and procedures reasonably designed to promote compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and will maintain such policies designed to promote compliance with the representations and warranties contained in this clause (w).

(x)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon the exercise or settlement of equity awards (including any “net” or “cashless” exercises or settlements) or grants of equity awards or forfeiture of equity awards outstanding under the Company’s equity compensation plans as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(y)          The Company and its subsidiaries do not own any real property. The Company and each of its subsidiaries have good and marketable title to all tangible personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all mortgages, pledges, claims, restrictions, liens, encumbrances and defects, except for the security interest granted in favor of the collateral agent for the benefit of the secured parties under that certain Credit Agreement, dated as of May 2, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among REF Holdings, Inc., as holdings, LYMI Inc., as the borrower, each of the subsidiaries of the borrower from time to time party thereto as subsidiary guarantors, JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank, swingline lender and the collateral agent, and the lenders from time to time party thereto; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable law and public policy with respect to rights to indemnity and contribution).

(z)          Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own, license or otherwise have a valid right to use all patents, inventions, copyrights, know how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems and procedures, trademarks, service marks, trade names, domain names and all other intellectual property (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) the Company and its subsidiaries own all Intellectual Property Rights owned by them free and clear of all liens, mortgages, pledges, claims, restrictions, encumbrances and defects, except for the security interest granted in favor of the collateral agent for the benefit of the secured parties under the Credit Agreement; (iii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and, to the Company’s knowledge, enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its subsidiaries challenging the validity, scope, enforceability, registration or ownership of any such Intellectual Property Rights; (iv) neither the Company nor any of its subsidiaries has received any notice alleging that the conduct of their business infringes, misappropriates, dilutes or otherwise violates Intellectual Property Rights of any third party; (v) to the Company’s knowledge, no third party is infringing, misappropriating, diluting or otherwise violating, or has infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights owned by the Company or its subsidiaries; (vi) neither the Company nor any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates, or has infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights of any third party; (vii) all licenses for the use of Intellectual Property Rights that are binding upon the Company or any subsidiaries are in full force and effect; (viii) each person who has been engaged in the development of Intellectual Property Rights owned or purported to be owned by the Company on behalf of the Company or any subsidiary of the Company has executed a valid and binding invention assignment agreement whereby such person has assigned all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, if such Intellectual Property Rights are not assigned by operation of applicable law, and to the Company’s knowledge no such agreement has been breached or violated; and (ix) the Company and its subsidiaries use, and have used, commercially reasonable efforts to maintain, protect and preserve the confidentiality of all information intended to be maintained confidential, including any trade secrets and other material confidential Intellectual Property Rights.

(aa)          Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, with respect to artificial intelligence, advanced machine learning or other similar generative models (collectively, “AI Tools”), the Company and its subsidiaries (i) use AI Tools in compliance with all applicable license terms, consents, agreements and laws; (ii) have not used AI Tools in a manner that adversely affects the ownership, validity, or enforceability of any Intellectual Property Rights owned or purported to be owned by the Company (including the Intellectual Property in any output created by such AI Tool, which Intellectual Property the Company purports to own); and (iii) have not included and do not include any Data, trade secrets or other confidential or proprietary information in any prompts or inputs into any AI Tools.

(bb)          (i) To the Company’s knowledge, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, none of the Company nor any of its subsidiaries use or distribute, or have used or distributed, any software or other materials under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed, delivered, licensed or distributed or otherwise made available to third parties in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge and (ii) none of the software developed or owned by the Company or its subsidiaries is subject to any obligation to deliver, license or make available the source code for any such software to any escrow agent.

(cc)          Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, guidelines, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, to the extent applicable to and binding upon the Company or any of its subsidiaries, relating to the privacy, security, collection, use, transfer, handling, import, export, storage, protection, disposal, disclosure, or other processing by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) neither the Company nor any of its subsidiaries have received any written notification, inquiry, request, claim, or complaint regarding, and neither the Company nor any of its subsidiaries are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; (iii) to the Company’s knowledge, there is no audit, investigation, action, suit or proceeding against the Company or its subsidiaries by or before any court or governmental agency, authority or body pending or threatened relating to any Breach or alleging non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; (iv) the Company and its subsidiaries have not been required under Data Security Obligations to notify any individual or data protection authority of any information security breach, compromise or incident involving any Data; (v) the Company and each of its subsidiaries is not a “covered person” and, since April 8, 2025, has not engaged in “transactions,” as such term is defined by the DOJ DSP Rule (as defined below), with the purpose of evading or avoiding the prohibitions in the 28 CFR Part 202, “Preventing Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” including any amendments thereto (the “DOJ DSP Rule”); and (vi) since April 8, 2025, to the extent the DOJ DSP Rule is applicable to the Company or its subsidiaries and except as permitted by the DOJ DSP Rule, to the extent the Company and any of its subsidiaries (1) is a party to or has engaged in or directed, directly or indirectly, any “covered data transaction,” or (2) has granted any “country of concern” or “covered person” “access” to any “government-related data” or “bulk U.S. sensitive personal data,” as all such terms are defined under the DOJ DSP Rule, the Company and each of its subsidiaries, as relevant, has complied with applicable obligations under the DOJ DSP Rule, including the Cybersecurity and Infrastructure Agency (CISA) Security Requirements for Restricted Transactions (as directed by E.O. 14117, January 2025).

(dd)          Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the Company’s and its subsidiaries’ businesses, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and are free and clear of any bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Company and each of its subsidiaries have and have required all third party service providers to have taken all commercially reasonable technical and organizational measures designed to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, and (iii) without limiting the foregoing, the Company and its subsidiaries have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, written policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans designed to protect against and prevent a breach, or unauthorized, unlawful, or accidental destruction, distribution, use, access, disablement, modification of, or any loss, misappropriation, compromise or misuse of or relating to any IT Systems or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, in each case, that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)          No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are currently engaged, taken as a whole; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)          The Company and each of its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to obtain such certificates, authorizations or permits would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh)          The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ii)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(jj)          PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(kk)          The Company and each of its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) as defined in Rule 13(a)-15(f) under the Exchange Act and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law).

(ll)          The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) designed to comply with the requirements of the Exchange Act. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(mm)          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(nn)          The holders of shares of Common Stock that are party to the Company’s Amended and Restated Stockholders’ Agreement that have not delivered executed lock-up agreements in the form set forth in Exhibit A hereto (the “Lock-Up Agreements”) to the Representatives as of the date hereof are bound by market standoff provisions with the Company pursuant to which such holders have agreed not to, directly or indirectly, sell, transfer, assign, donate, contribute, pledge, hypothecate, encumber or otherwise dispose of such holder’s securities, or any interest therein, during the Restricted Period (as defined herein) without the consent of the Company (“Market Standoff Provisions”). The holders of options exercisable into shares of Common Stock that have not delivered executed Lock-Up Agreements will, upon the exercise of such options, become bound by the Market Standoff Provisions. Each such Market Standoff Provision is in full force and effect as of the date hereof, and each such Market Standoff Provision applicable to holders of options upon exercise thereof will be in full force and effect upon such exercise, and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the Lock-Up Agreements.

(oo)          The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(pp)          No consent, approval, authorization or order of, or qualification with, any government body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(qq)          The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity (as defined in Section 12 herein) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(rr)          The Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign tax returns required by law to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid, whether or not shown on any tax return (except for cases in which the failure to pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Company and its subsidiaries), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ss)          From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(tt)          The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be “accredited investors” within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(uu)          As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(vv)          The Company will not, and will not permit any of its subsidiaries to, (a) be or become a “covered foreign person,” as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. §850.101 et seq (the “Outbound Investment Rules”), or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) with respect to any subsidiary of the Company that is not a U.S. Person (as defined in the Outbound Investment Rules), any activity that would constitute a “covered activity” or “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such subsidiary were a U.S. Person, (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

(ww)          The Company does not have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(xx)          Except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, each “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined herein) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), in all material respects. Except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, (A) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan and no Plan, if terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (B) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification, (C) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other regulatory entity or agency with respect to any Plan and (D) neither the Company nor any of its subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.

2.          Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)          The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and, if such Selling Stockholder is a party thereto, the Custody Agreement signed by or on behalf of such Selling Stockholder and Computershare Inc., as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder except, in the case of clauses (i), (iii) or (iv), as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to perform its obligations under the Agreement or the Custody Agreement of such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Stockholder of its obligations under this Agreement or, if such Selling Stockholder is a party thereto, the Custody Agreement, except such as have already been obtained or as may be required under the Securities Act, the Exchange Act or the rules and regulations thereunder, or by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(c)          Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, if such Selling Stockholder is a party thereto, the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares, except (x) such as shall have been obtained or waived, and (y) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of FINRA in connection with the offer and sale of the Shares.

(d)          If such Selling Stockholder is a party thereto, the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder.

(e)          Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)          Such Selling Stockholder has delivered to the Representatives an executed Lock-up Agreement.

(g)          Such Selling Stockholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.

(h)          (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5 herein), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph are limited solely to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished in writing to the Company or Representatives by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished in writing by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages), which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” and, if such Selling Stockholder is an executive officer or director of the Company (including any person who is named in the Registration Statement or any Prospectus or any amendment or supplement thereto as a person who is to become a director of the Company at a future date), the biographical information of such Selling Stockholder as set forth under the caption “Management” in the Registration Statement, the Time of Sale Prospectus or the Prospectus (with respect to each such selling Stockholder, the “Selling Stockholder Information”).

(i)          None of such Selling Stockholder or, if such Selling Stockholder is an entity, any of its subsidiaries, or any director, officer, or, to such Selling Stockholder’s knowledge, any employee, agent, affiliate or representative of such Selling Stockholder or any of its subsidiaries, is a Sanctioned Person.

(j)          Except as permitted under Regulation M under the Exchange Act, Refo SCSp, a Luxembourg special limited partnership (société en commandite spéciale) (the “Foreign Selling Stockholder”) represents and warrants that it has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)          The Foreign Selling Stockholder represents and warrants that no stamp, documentary, issuance, registration, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Luxembourg or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein; provided, however, that the foregoing shall not apply to any Luxembourg registration duty (droit d'enregistrement) that will become due in the event that any transaction document is (i) voluntarily presented to registration formalities in Luxembourg (including where such document is deposited in the minutes of a notary) or (ii) appended to a document that requires mandatory registration in Luxembourg.

(l)          The Foreign Selling Stockholder has the power to submit, and pursuant to Section 23(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 23(a) herein), and has the power to designate, appoint and empower, and pursuant to Section 23(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(m)          Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3.          Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[ ● ] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ● ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Stockholders not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.          Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[ ● ] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[ ● ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ● ] a share, to any Underwriter or to certain other dealers.

5.          Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ● ], 2026, or at such other time on the same or such other date, not later than [ ● ], 2026, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [ ● ], 2026, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor and (ii) any withholding required by law.

6.          Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [ ● ] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)          no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; and

(ii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.

(d)          The Underwriters shall have received on the Closing Date opinions from each of the respective counsel for each of the Selling Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)          The Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, each in form and substance reasonably satisfactory to the Representatives.

With respect to Section 6(c) above, Skadden, Arps, Slate, Meagher & Flom LLP, and with respect to Section 6(e) above, Latham & Watkins LLP, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, each respective counsel may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and, if applicable, in the Custody Agreement and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to the Representatives, (B) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance satisfactory to counsel for the Underwriters, (C) copies of any such Custody Agreement and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance satisfactory to counsel for the Underwriters and (D) each counsel shall state in their opinion that they are justified in relying on each such other opinion.

The opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP and the opinion of each counsel described in Sections 6(c) and 6(d) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

(f)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the Closing Date.

(g)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a Chief Financial Officer’s certificate, dated the date hereof and the Closing Date, respectively, and signed on behalf of the Company by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives.

(h)          The Lock-Up Agreements between the Representatives and certain stockholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)          The Firm Shares and Additional Shares, if any, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(j)          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)          a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)          an opinion and a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)          an opinion of each respective counsel for the Selling Stockholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)          an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(v)          a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi)          a Chief Financial Officer’s certificate, dated the Option Closing Date and signed on behalf of the Company by the Chief Financial Officer of the Company, in substantially the same form and substance as the certificate required by Section 6(g) hereof; and

(vii)          such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to the Representatives, upon written request, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) (which may be an electronic facsimile) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(h)          To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering Analysis and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)          To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j)          The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period.

(k)          If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l)          The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

(m)          The Company will use its best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange.

(n)          If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(o)          During the Restricted Period, the Company agrees to (i) enforce the Market Standoff Provisions, and cause the Market Standoff Provisions to become applicable to each holder acquiring Common Stock upon the exercise, settlement or vesting of any option, warrant or other equity award, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, such transfer restrictions, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of a Lock-Up Agreement, and (ii) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of the Representatives.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder; (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the settlement of restricted stock units (including net settlement) pursuant to the terms of an equity compensation plan in effect as of the Closing Date and as described in each of the Time of Sale Prospectus and Prospectus; (C) the issuance by the Company of shares of Common Stock upon the conversion of a security outstanding on the date hereof and described in each of the Time of Sale Prospectus and Prospectus; (D) the grant of stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Company pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Prospectus and the Prospectus; (E) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise, settlement, or resale of, equity awards granted or to be granted pursuant to an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Prospectus; (F) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided, that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 10% of the total number of shares of Common Stock of the Company issued and outstanding (determined on a fully diluted basis, including all outstanding securities convertible into or exercisable or exchangeable for Common Stock and excluding any shares reserved and available for issuance under the Company’s equity compensation plans, as of immediately following the completion of the transactions contemplated by this Agreement), provided that the recipients thereof provide to the Representatives a signed lock-up agreement substantially in the form of the lock-up agreement described in Section 6(h); (G) the sale or facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period (except as otherwise allowed pursuant to the terms of the Lock-Up Agreement) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or (H) the confidential submission with the Commission of any registration statement under the Securities Act, provided, however, that such confidential submission may only be made seven (7) days or more following written notice to the Representatives of the intention to make such submission; provided, further, that (x) in the case of clauses (B) and (C), the Company shall cause each recipient of such securities to execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement substantially in the form of the lock-up agreement described in Section 6(h), unless such recipient is already bound by a Lock-Up Agreement or a Market Standoff Provision, and (y) nothing in this Agreement shall prohibit the transfer, sale, tender or other disposition of shares of Common Stock to the Company (or any of its subsidiaries) pursuant to a share repurchase, redemption, exchange or similar liquidity transaction disclosed in the Time of Sale Prospectus. If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement (a form of such Waiver of Lock-Up is set forth in substantially the form attached as Exhibit B hereto) for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

8.          Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, covenants with each Underwriter as follows:

(a)          Each Selling Stockholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable, together with all required attachments to such form, establishing a complete exemption from U.S. backup withholding tax and any withholding imposed under Chapter 3 or Chapter 4 of the Code.

(b)          Each Selling Stockholder will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that would result in a violation by any person participating in the transaction, whether as underwriter, advisor, investor or otherwise, of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)          Each Selling Stockholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(d)          All sums payable by the Selling Stockholders under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case such Selling Stockholder shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(e)          All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where a Selling Stockholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, such Selling Stockholder shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9.          Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and those of the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and each counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonably incurred fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (including the fees and expenses of Guggenheim Securities, acting as the QIU) (provided that the amount payable by the Company with respect to the disbursements for counsel for the Underwriters incurred pursuant to subsections (iii) and (iv) of this Section 9 shall not exceed $50,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and in connection with any such road show (it being understood that the Underwriters will pay or cause to be paid the travel and lodging expenses of their representatives), and (fifty percent (50%) of the cost of any aircraft or other means of transportation chartered in connection with the road show (the remaining fifty percent (50%) of the cost of such aircraft or other means of transportation to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, and (y) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” Section 12 entitled “Directed Share Program Indemnification,” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information as defined in paragraph (c) below. The Company also agrees to indemnify and hold harmless Guggenheim Securities, its directors and officers and each person, if any, who controls Guggenheim Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Guggenheim Securities within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) incurred as a result of Guggenheim Securities’ participation as the QIU in connection with the offering of the Shares, except to the extent it is determined in a final judgment by a court of competent jurisdiction that any such losses, claims, damages, liabilities, and judgments result from Guggenheim Securities’, or such director’s, officer’s, controlling person’s or affiliate’s, willful misconduct.

(b)            Each Selling Stockholder agrees, severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder and not jointly, to indemnify and hold harmless each Underwriter, its directors and officers, each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to the Selling Stockholder Information relating to such Selling Stockholder. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its Shares under this Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”).

(c)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who signed the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through or on behalf of the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto (“Underwriter Information”); it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the third paragraph under the caption “Underwriters” in the Prospectus concerning the terms of the offering by the Underwriters, the seventh paragraph under the caption “Underwriters” in the Prospectus concerning sales to discretionary accounts and the first sentence of the thirteenth paragraph under the caption “Underwriters” in the Prospectus concerning stabilization by the Underwriters.

(d)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section. All such reasonably incurred fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to either Section 11(a) or 11(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Guggenheim Securities in its capacity as the QIU, its directors and officers, each person, if any, who controls Guggenheim Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Guggenheim Securities within the meaning of Rule 405 under the Securities Act.

(e)            To the extent the indemnification provided for in Sections 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters or Guggenheim Securities in its capacity as the QIU, as the case may be, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters or by Guggenheim Securities in its capacity as the QIU, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Stockholders’ obligations to contribute pursuant to this Section 11 are several in proportion to the number of Shares to be sold by each Selling Stockholder hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the Selling Stockholder Proceeds of such Selling Stockholder. For the avoidance of doubt, the aggregate liability of each Selling Stockholder under the indemnity and contribution provisions of this Section 11 shall not exceed the Selling Stockholder Proceeds of such Selling Stockholder.

(f)            The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)            The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Stockholder or any person controlling any Selling Stockholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12.            Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (collectively, the “Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)            In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)            To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)            The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)            The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

14.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement (other than by reason of default by the Underwriters or the occurrence of any of the events described in clauses (i), (iii), (iv) or (v) of Section 13 herein), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all accountable and documented out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)            The Company and each Selling Stockholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Stockholders or any other person, (ii) the Underwriters owe the Company and each Selling Stockholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Stockholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

(c)            Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(d)            Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

16.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.            Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.            Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

21.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 11 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of shares of Common Stock from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

23.            Submission to Jurisdiction; Waiver of Immunity.

(a)            Each of the Selling Stockholders hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Selling Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Selling Stockholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Selling Stockholder irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Foreign Selling Stockholder hereby irrevocably appoints c/o Permira Advisers LLC, with offices at 320 Park Ave, 23rd Floor, New York, NY 10022, United States, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Foreign Selling Stockholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Foreign Selling Stockholder represents and warrants that such agent has agreed to act as such Foreign Selling Stockholder’s agent for service of process, and the Foreign Selling Stockholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

24.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or any Selling Stockholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and each of the Selling Stockholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the relevant Selling Stockholder(s), as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

25.            Taxes. If any sum payable by the Company or a Selling Stockholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

26.            Notices. All communications hereunder shall be in writing and effective only upon receipt and, if to the Underwriters, shall be delivered, mailed or sent to the Representatives c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017 (fax: (212) 622-8358), Attention: Equity Syndicate Desk, with a copy to the Legal Department, and c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company, shall be delivered, mailed or sent to Reformation Inc., 5801 S. 2nd St., Vernon, CA 90058, Attention: General Counsel; and if to the Selling Stockholders, shall be delivered, mailed or sent as follows: if to Refo SCSp, c/o Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Laura Kaufmann; if to Stripes III, LP, c/o Stripes III, LP, 40 10th Avenue, 5th Floor, New York, New York 10014, Attention: Wayne Marino, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Gareth Clark and Barbra Broudy; and if to Aflalo Family Trust, established U/T/A dated November 8, 2018, as amended, the Ruth Higgs 2021 Irrevocable Trust, established U/T/A dated October 8, 2021, the Luella Higgs Froessen 2024 Trust, established U/T/A dated December 3, 2024, the Amelie Froessen 2024 Trust, established U/T/A dated December 3, 2024, the Benjamin Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021, the Etai Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021, the Samuel Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021, the Shira Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021 or the GP 2024 Trust, established U/T/A dated December 6, 2024, c/o Sheppard, Mullin, Richter & Hampton LLP, 321 N. Clark Street, Chicago, Illinois 60654, Attention: Alexander M. Schwartz and Nicholas J Pappas.

[Remainder of page intentionally left blank]

Very truly yours,

REFORMATION INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule I hereto, acting severally

Refo SCSp

By:
Name:
Title:

Aflalo Family Trust, established U/T/A dated November 8, 2018, as amended

By:
Name:
Title:

Amelie Froessen 2024 Trust, established U/T/A dated December 3, 2024

By:
Name:
Title:

Benjamin Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Etai Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021

By:
Name:
Title:

GP 2024 Trust, established U/T/A dated December 6, 2024

By:
Name:
Title:

Luella Higgs Froessen 2024 Trust, established U/T/A dated December 3, 2024

By:
Name:
Title:

Ruth Higgs 2021 Irrevocable Trust, established U/T/A dated October 8, 2021

By:
Name:
Title:

Samuel Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Shira Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021

By:
Name:
Title:

Stripes III, LP

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof J.P. MORGAN SECURITIES LLC Morgan Stanley & Co. LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Stockholder	Number of Firm Shares to Be Sold
Refo SCSp	[ ● ]
Aflalo Family Trust, established U/T/A dated November 8, 2018, as amended	[ ● ]
Ruth Higgs 2021 Irrevocable Trust, established U/T/A dated October 8, 2021	[ ● ]
Luella Higgs Froessen 2024 Trust, established U/T/A dated December 3, 2024	[ ● ]
Amelie Froessen 2024 Trust, established U/T/A dated December 3, 2024	[ ● ]
Benjamin Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021	[ ● ]
Etai Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021	[ ● ]
Samuel Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021	[ ● ]
Shira Aflalo 2021 Irrevocable Trust, established U/T/A dated December 15, 2021	[ ● ]
GP 2024 Trust, established U/T/A dated December 6, 2024	[ ● ]
Stripes III, LP	[ ● ]

Total:

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
J.P. Morgan Securities LLC	[ ● ]
Morgan Stanley & Co. LLC	[ ● ]
Citigroup Global Markets Inc.	[ ● ]
RBC Capital Markets, LLC	[ ● ]
Guggenheim Securities, LLC	[ ● ]
Robert W. Baird & Co. Incorporated	[ ● ]
William Blair & Company, L.L.C.	[ ● ]
BTIG, LLC	[ ● ]
Telsey Advisory Group LLC	[ ● ]

Total:

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	Pricing Information:

Firm Shares to be sold by the Company: [ ● ]

Firm Shares to be sold by the Selling Stockholders: [ ● ]

Additional Shares to be sold by the Selling Stockholders: [ ● ]

Public Offering Price: [ ● ]

SCHEDULE IV

Testing-the-Waters Communications

1.	Testing-the-Waters Presentation, dated [ ● ]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

____________, 2026

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters to be named in Schedule II to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Reformation Inc., a Delaware corporation (the “Company”), and the selling stockholders to be listed on Schedule I of the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several underwriters to be named in Schedule II of the Underwriting Agreement (the “Underwriters”) of shares (the “Shares”) of the Company’s common stock, par value $[ ● ] per share (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending at the close of the Trading Day on the 180th day after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such day, the “180th Day”) or, if the 180th Day is not a Trading Day, immediately after the close of the last Trading Day immediately preceding the 180th Day (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, in each case beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned (such shares of Common Stock and securities convertible into or exercisable or exchangeable for Common Stock, collectively, the “Lock-Up Securities”) or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-Up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. For purposes of this Letter Agreement, a “Trading Day” is a day on which the principal securities exchange on which the Shares are then traded is open for the buying and selling of securities.

The restrictions in the foregoing paragraph shall not apply to:

(a)            transactions relating to Lock-Up Securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering;

(b)            transfers of Lock-Up Securities (i) as a bona fide gift or to a charitable organization or educational institution or (ii) for bona fide estate planning purposes, in each case, in a transfer not involving a disposition for value;

(c)            transfers or dispositions of Lock-Up Securities, if the undersigned is a natural person, to any member of the immediate family, as deﬁned below, of the undersigned or any trust for the direct or indirect beneﬁt of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor, trustee, or any beneﬁciary (including such trustor, trustee, or beneﬁciary’s estate) in a transaction not involving a disposition for value;

(d)            distributions, transfers or dispositions of Lock-Up Securities to any corporation, partnership, limited liability company, or other entity that is an aﬃliate (as defined below) of the undersigned, or of which all of the beneﬁcial ownership interests are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(e)            transfers or dispositions of Lock-Up Securities by will, other testamentary document or intestate succession;

(f)            transfers of Lock-Up Securities by operation of law, including, without limitation, pursuant to an order of court (including a qualified domestic order, divorce settlement, divorce decree or separation agreement) or regulatory authority;

(g)            transfers of Lock-Up Securities to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (f) above;

(h)            if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers of Lock-Up Securities (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution or disposition to stockholders, partners, members, managers or other equityholders of the undersigned or to the estate of any such stockholders, partners, members, managers or other equityholders (or in each case its nominee or custodian), in each case, in a transaction not involving a disposition for value;

(i)            (A) the receipt by the undersigned from the Company of Lock-Up Securities upon the exercise of options, settlement of restricted stock units or other equity awards, or the conversion of convertible securities, in each case outstanding as of the date of the Prospectus and disclosed in the Prospectus, or (B) transfers or dispositions to the Company in connection with the vesting, settlement or exercise of restricted stock units, options or other rights to acquire Lock-Up Securities (including, in each case, by way of “net” or “cashless” exercise), including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Prospectus; provided that any such Lock-Up Securities received by the undersigned shall be subject to the terms of this Letter Agreement.

(j)            sales in open market transactions during the Restricted Period solely to generate such amount of net proceeds to the undersigned from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the exercise, vesting and/or settlement of Company equity awards held by the undersigned and issued pursuant to a plan or arrangement described in the Prospectus that vest and/or settle during the Restricted Period, provided that, for the avoidance of doubt, any Lock-Up Securities retained by the undersigned after giving eﬀect to this provision shall be subject to the terms of this Letter Agreement;

(k)            transfers to the Company of Lock-Up Securities in connection with the repurchase by the Company from the undersigned of Lock-Up Securities pursuant to arrangements under which the Company has the option to repurchase such Lock-Up Securities, including pursuant to the Synthetic Secondary (as defined in the Prospectus), a share repurchase, redemption, exchange or similar liquidity transaction disclosed in the Prospectus, or a right of first refusal with respect to such Lock-Up Securities;

(l)            the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of Common Stock, provided that (i) such 10b5-1 Plan does not provide for the transfer of shares of Common Stock during the Restricted Period (except as otherwise allowed pursuant to clause (j) above) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such 10b5-1 Plan during the Restricted Period, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period (except as otherwise allowed pursuant to clause (j) above);

(m)            (i) transfers of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, that is approved by the Board of Directors of the Company, made to all holders of the Company’s capital stock involving a Change of Control (as defined below) and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with a transaction described in (i) above; provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Securities beneficially owned by the undersigned shall remain subject to the restrictions contained in this Letter Agreement. For purposes of this clause (m), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or an Underwriter pursuant to the Public Offering, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company (or the surviving entity); and

(n)            transfers to the Underwriters pursuant to the Underwriting Agreement;

provided that (1) in the case of any transfer, disposition or distribution pursuant to clauses (b), (c), (d), (e), (g) (to the extent such transfer is to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (b), (c), (d) or (e)) and (h), each transferee, donee or distributee, as the case may be, shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement, (2) in the case of any transfer, disposition or distribution pursuant to clauses (a), (d) or (g) (to the extent such transfer is to a nominee or custodian of a person or entity to whom a transfer would be permissible under clause (d)) and (h), no public announcement or ﬁling under Section 16(a) of the Exchange Act or any other public ﬁling or disclosure reporting a reduction in beneﬁcial ownership of Lock-Up Securities, shall be required or shall be voluntarily made during the Restricted Period other than any Schedule 13G, 13D or Form 13F (or any amendments to such schedules or forms) with respect to such transfer, disposition or distribution and (3) in the case of any transfer, disposition or distribution pursuant to clauses (b), (c), (e), (f), (g) (to the extent such transfer is to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (b), (c), (e) and (f)), (i)(B), (j) and (k), the undersigned shall not voluntarily effect any public filing or report regarding such transfer, disposition or distribution and if any filing under Section 16(a) of the Exchange Act shall be required during the Restricted Period in connection therewith, such required filing shall clearly indicate by footnote or otherwise that the filing relates to the circumstances described in such clause.

For purposes of this Letter Agreement, (i) “immediate family” shall mean any relationship by blood, current or former marriage or domestic partnership, or adoption, not more remote than first cousin; and (ii) “affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. Notwithstanding the foregoing, to the extent the undersigned has demand and/or piggyback registration rights under any registration rights agreement described in the Prospectus, the undersigned may notify the Company privately that the undersigned is or will be exercising his, her or its demand and/or piggyback registration rights under any such registration rights agreement following the expiration of the Restricted Period and undertake preparations related thereto, including the confidential submission of a registration statement during the Restricted Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer (within the meaning of Section 16(a) of the Exchange Act) or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer (within the meaning of Section 16(a) of the Exchange Act) or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares or with respect to this Letter Agreement or the subject matter hereof, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Public Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

In the event that one of the Representatives withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Letter Agreement shall be deemed to refer to the other Representative that continues to participate in the Public Offering (the “Remaining Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Letter Agreement by the Remaining Representative shall be deemed to be sufficient and effective for all purposes under this Letter Agreement.

This Letter Agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Company, on the one hand, or the Representatives on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (b) the date that the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering before the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, the date that the Underwriting Agreement is terminated, or (d) October 31, 2026, if the Public Offering of the Shares has not been completed by such date (provided that the Company may by written notice to the undersigned prior to such date to extend such date for a period of up to an additional four months).

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Letter Agreement may be delivered via facsimile, electronic mail (including PDF or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Letter Agreement, and any claim, controversy or dispute arising hereunder or related hereto, shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Address:		Name:
	(please print full address)		(please print full name)

Title:
(please print full title)

Address:
(please print full address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you by J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the several Underwriters (the “Representatives”), in connection with the offering by Reformation Inc. (the “Company”) of _____ shares of common stock, $[ ● ] par value per share (the “Common Stock”), of the Company and the lock-up agreement dated ____, 2026 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2026, with respect to ____ shares of Common Stock (the “Shares”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

B-1

Very truly yours, J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto
J.P. Morgan Securities LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

cc: Company

B-2

EXHIBIT C

FORM OF PRESS RELEASE

Reformation Inc.

[Date]

Reformation Inc. (the “Company”) announced today that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of _____ shares of its common stock, are [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.